Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       of
                             BAYOU STEEL CORPORATION
                             a Delaware Corporation
                         (as approved February 17, 2004)

                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

      1.1 Annual Meeting. The annual meeting of stockholders shall be held no later than five months after the end of the Corporation's fiscal year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

      1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the chairman of the board or the chief executive officer and shall be called by the chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of any two of the directors then in office or the holders of 10% of the aggregate voting power. As used in these by-laws, the term "aggregate voting power" means the total number of votes cast by stockholders for all matters other than the election of directors of the Corporation and other than matters as to which a class vote is applicable. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting. Further, in order for any matter to be presented for consideration at a special meeting called at the request of stockholders, such stockholders must comply with the applicable provisions of Section 1.9 of these by-laws.

      1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the directors or shareholders requesting the meeting.

      1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting, and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

      1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of

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the holders of shares of stock having a majority of the aggregate voting power shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

      1.6 Voting; Proxies. Each holder of outstanding shares of Common Stock and any other authorized and outstanding class of stock shall be entitled to the number of votes per share, if any, and shall vote in the manner provided in the Certificate of Incorporation. Corporate action to be taken by stockholder vote shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law, by the Certificate of Incorporation or by Section 1.8 of these by-laws. Directors shall be elected in the manner provided in Section 2.1 of these by-laws. Voting need not be by ballot unless requested by holders of shares of stock having a majority of the aggregate voting power at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

      1.7 List of Stockholders. Not less than ten days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than ten days prior to the meeting, the list shall be available for inspection by any stockholder for any purpose germane to the meeting (a) on a reasonably accessible electronic network, provided the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be available for inspection by stockholders at the time and place of the meeting.

      1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. No written consent of the stockholders shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt


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notice of the taking of any action by written consent shall be given to those stockholders who did not consent in writing.

                                   ARTICLE II
                               BOARD OF DIRECTORS

      2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board. The Board shall be comprised of an odd number of Directors as determined from time to time by resolution of the Board, which number shall initially be five and may be no less than three and no more than seven. Directors shall be elected at each annual meeting of stockholders in the manner provided in the Certificate of Incorporation and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.10.

      2.2 Chairman of the Board. The chairman of the board shall preside at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to him.

      2.3 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

      2.4 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

      2.5 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either
(a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.7 of these by-laws. Regular meetings of the Board shall be held not less than four times per annum (including within such meetings the annual meeting described in the preceding sentence). Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

      2.6 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the chief executive officer or by any two of the directors.

      2.7 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering, telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose(s) for which the meeting is called. Notice need not be


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given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

      2.8 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents by or electronic transmissions of the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

      2.9 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

      2.10 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the chief executive officer or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, in the manner provided by applicable law or by the Certificate of Incorporation.

      2.11 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term either in the manner provided in the Certificate of Incorporation or by the unanimous vote of the remaining directors.

      2.12 Compensation. Subject to Section 3.2, directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

                                   ARTICLE III
                                   COMMITTEES

      3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution or by applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

      3.2 Compensation Committee. The Board shall designate a Compensation Committee


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of one or more directors who shall not be officers or employees of the
Corporation. The Compensation Committee shall establish compensation payable to directors and executive officers of the Corporation as well as any loans or advances by the Corporation to such persons.

      3.3 Nominating Committees. The Board may designate a Nominating Committee of one or more directors, who shall nominate persons for election as directors by the holders of Common Stock at the annual meeting of stockholders.

      3.4 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, including but not limited to an Audit Committee, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

      3.5 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member(s) present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

                                   ARTICLE IV
                                    OFFICERS

      4.1 Number; Security. The officers of the Corporation shall be the chief executive officer, the president, the chief operating officer, the chief financial officer and one or more vice presidents (including an executive vice president, if the Board so determines). Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

      4.2 Election; Term of Office. The officers of the Corporation shall be elected annually by the Board and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

      4.3 Subordinate Officers and Employees. The Board may appoint subordinate officers, agents or employees, (including one or more vice presidents, a secretary, one or more assistant secretaries, a controller, a treasurer and one or more assistant treasurers), each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

      4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its


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terms, shall not be necessary to make it effective. Except as provided in the
Certificate of Incorporation, any officer appointed by the Board or appointed by an officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an officer or by a committee, by the officer or committee who appointed him.

      4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

      4.6 Chief Executive Officer. The chief executive officer of the Corporation shall have general supervision over the business of the Corporation and shall have such other powers and duties as the Board assigns to him.

      4.7 President. Subject to the control of the chief executive officer, the president of the Corporation shall have such powers as the chief executive officer assigns to him.

      4.8 Chief Operating Officer. The chief operating officer, subject to the powers of the chief executive officer and the supervision of the Board, shall manage the day-to-day operations of the Corporation, shall perform such other duties as may be prescribed by the Board or the chief executive officer, and shall have the general powers and duties usually vested in the chief operating officer of a corporation. Without limiting the generality of the foregoing, the chief operating officer shall have supervision and direction over any other subordinate officer of the Corporation and its subsidiaries, and all such powers as may be reasonably incident to such responsibilities. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board or by the chief executive officer.

      4.9 Chief Financial Officer. The chief financial officer shall be the principal financial officer of the Corporation. He shall manage the financial affairs of the Corporation and direct the activities of the treasurer, controller and other officers or employees responsible for the Corporation's finances. He shall be responsible for all internal and external financial reporting and for coordinating the audit of the Corporation's financial records with the external auditors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board or by these by-laws.

      4.10 Vice President. Each vice president shall have such powers and duties as the Board or the chief executive officer assigns to him.

      4.11 Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chief executive officer assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that


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purpose by the presiding officer.

      4.12 Salaries. Subject to Section 3.2 of these by-laws, the Board may fix the officers' salaries, if any, or it may authorize the chief executive officer to fix the salary of any other officer.

                                    ARTICLE V
                                     SHARES

      5.1 Certificates. Subject to requirements prescribed by law and the Certificate of Incorporation, the Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chairman of the Board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or any assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Whenever a certificate is countersigned by a transfer agent, one or both of the officers' or assistant officers' signature and the seal may be in facsimile, engraved or printed. In case any officer or assistant officer whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if he had not ceased to be such at the date of its issue.

      If the Corporation is authorized to issue shares of more than one class, it shall be stated on the face or back of all certificates that the Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in a series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

      5.2 Share Register. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. The Corporation shall be entitled to treat the registered holder of any share(s) as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

      5.3 Transfers. Shares of the Corporation shall be transferred only on its books upon the surrender to the Corporation or its transfer agent of the share certificate(s) therefor duly endorsed by the person named therein, or accompanied by proper evidence of succession, assignment or authority to transfer such shares; provided, no transfers of shares shall be made while the books of the Corporation are closed against transfers as hereinafter provided in these by-laws. Upon transfer the surrendered certificate(s) shall be canceled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.


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      5.4 Restrictions on Transfer. Transfers of shares may be restricted in any lawful manner by law, by the Certificate of Incorporation, or by contract if a copy of the contract is filed with the Corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate.

      5.5 Lost, Destroyed or Mutilated Certificates. The Board may direct a new share certificate to be issued in place of any share certificate theretofore issued by the Corporation and claimed to have been lost, destroyed or mutilated, upon the claimant's furnishing an affidavit of the facts and, if required by the Board, a bond of indemnity in such amount and in such form, with such surety thereon, as the Board may approve for the protection of the Corporation and its officers and agents.

      5.6 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than sixty or less than ten days before the date of the meeting or more than sixty days before any other action. When fixing the record date for the determination of stockholders entitled to express consent to or dissent from any proposal in writing without a meeting, the record date shall not precede the date upon which it is fixed by the Board, nor be more than ten days after such date upon which the resolution setting the record date is adopted by the Board.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1. Mandatory Indemnification. Subject to Section 6.5 of these by-laws, the Corporation shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by law, each director or officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any Proceeding (hereinafter defined) by reason of the fact that such person is or was an Authorized Representative (hereinafter defined), against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person's involvement in the Proceeding is an alleged act or omission in such person's capacity as an Authorized Representative or in another capacity while serving in such capacity or both. The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board of Directors of the Corporation or is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

      6.2. Advancement of Expenses. The Corporation shall promptly pay all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by an incumbent or former director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in Section 6.1 hereof in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay all


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amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

      6.3. Permissive Indemnification and Advancement of Expenses. Subject to
Section 6.5 of these by-laws, the Corporation may, as determined by the Board of Directors in its discretion from time to time, indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any Proceeding by reason of the fact that such person is or was an Authorized Representative, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person's involvement in the Proceeding is an alleged act or omission in such person's capacity as an Authorized Representative or in another capacity while serving in such capacity or both. The Corporation may, as determined by the Board of Directors in its discretion from time to time, pay expenses actually and reasonably incurred by any such person by reason of such person's involvement in such a Proceeding in advance of the final disposition of the Proceeding.

      6.4. Basis of Rights; Other Rights. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall be presumed to have been relied upon by Authorized Representatives in serving or continuing to serve the Corporation, shall continue as to a person who ceases to be an Authorized Representative, shall inure to the benefit of the heirs, executors and administrators of such person, and shall be enforceable as contract rights. Such rights shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position.

      6.5. Determination of Indemnification. Any indemnification under this
Article VI shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Authorized Representative is proper in the circumstances because such person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation (or, in the case of an employee benefit plan, in the interest of the participants and beneficiaries of the plan), and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. To the extent that an incumbent or former director or officer of the


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Corporation is successful on the merits or otherwise in defense of any
Proceeding described in Section 6.1 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

      6.6. Good Faith. For purposes of any determination under Section 6.5 of these by-laws, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any Proceeding, to have had no reasonable cause to believe his conduct was unlawful, to the extent his action was reasonably based on facts or circumstances disclosed in the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 6.6 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 6.6 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 6.1 or 6.3 of these by-laws, as the case may be.

      6.7. Notice; Representation. Any indemnified party wishing to claim indemnification under this Article VI, upon learning of any Proceeding, shall promptly notify the Corporation (but the failure to so notify the Corporation shall not relieve the Corporation from any liability that it may have under this
Article VI except to the extent such failure prejudices the Corporation). In the case of multiple indemnified parties, the indemnified parties as a group may retain only one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, in which case the indemnified parties as a group shall be entitled to retain only the minimum number of law firms necessary for separate representation of each conflicting position.

      6.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this
Article VI.

      6.9. Powers of the Board. The Corporation may enter into contracts to provide any Authorized Representatives with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by law. The Board of Directors, without approval of the stockholders, shall have the power to borrow money


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on behalf of the Corporation, including the power to create trust funds, pledge, mortgage or create security interests in the assets of the Corporation, obtain letters of credit, or use other means from time to time to ensure payment of such amounts as may be necessary to perform the Corporation's obligations provided for in or pursuant to this Article VI or any such contract.

      6.10. Effect of Amendment. Any amendment, modification or repeal of this
Article VI shall not adversely affect any right or protection of an Authorized Representative with respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

      6.11. Definitions. For the purposes of this Article VI:

            (a) Proceeding. "Proceeding" means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

            (b) Corporation. References to "the Corporation" in this Article VI include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives, so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (c) Authorized Representative. "Authorized Representative" means a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at the request of the Corporation.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

      7.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be October 1 through September 30.

      7.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the chairman of the board, the president or a vice president of this Corporation, by proxy or proxies appointed by one of them, or by any person appointed by the Board.

      7.4 Amendments. These by-laws may be amended, repealed or adopted by the Board. Any amendment or repeal of this Section 7.4 shall be by unanimous vote of the Board. Notwithstanding the foregoing, the stockholders may adopt additional by-laws and may amend or repeal any bylaw whether or not adopted by them.


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